UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 2, 2019

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2019, Rite Aid Corporation (the “Company”) announced that James Peters was appointed to serve as the Chief Operating Officer of the Company, effective as of October 7, 2019.

Mr. Peters, age 47, most recently served as chief executive officer of Skyward Health, a strategic healthcare advisory firm, from 2016 until the present. Prior to joining Skyward Health in 2016, Mr. Peters was a 12-year senior executive at Geisinger Health System (“Geisinger”).  From 2012 to 2016, Mr. Peters served as chief executive officer of Geisinger Medical Management Corp., the for-profit entrepreneurial arm of Geisinger. In addition, from 2014 to 2016, Mr. Peters held the role of senior vice president, chief strategic partnerships officer at Geisinger, with broad authority for corporate development, and had also served as managing partner, Geisinger Ventures. Prior to joining Geisinger, Mr. Peters served as principal at Updata Capital, a venture capital firm focused on software, data analytics and health information technology from 2002 to 2004.

Mr. Peters is a member of the American College of Corporate Directors and, from 2016 until its recent acquisition in 2019, Mr. Peters was an independent director of NxStage Medical, Inc.  Mr. Peters currently serves as an independent director of Special Olympics PA, Ben Franklin Technology Partners of Northeastern PA, and the Scranton Lackawanna Industrial Building Company. Since 2004, Mr. Peters has served as adjunct lecturer at Lehigh University.  Mr. Peters earned a master of business administration in finance from the Wharton School at the University of Pennsylvania and a bachelor of arts degree in architecture from Lehigh University.

There are no arrangements or understandings between Mr. Peters and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Peters and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Peters.

The Company has entered into an employment agreement with Mr. Peters, dated as of October 2, 2019 (the “Employment Agreement”).  The Employment Agreement has an initial term of two (2) years, and thereafter will automatically renew for successive one (1) year terms unless either he or the Company gives prior notice of nonrenewal.  Pursuant to the Employment Agreement, Mr. Peters will be paid a base salary, on an annualized basis, of $750,000, he will be eligible for a target annual cash bonus opportunity equal to 125% of his base salary (pro-rated for the current 2020 fiscal year), and, beginning in the Company’s 2021 fiscal year, he will be granted long-term equity incentive awards under the Company’s long-term incentive plan (the “LTIP”) with a grant date fair value equal to 250% of his base salary, consistent with the award issuances to senior executives of the Company generally, which is in the sole discretion of the Board.  The Employment Agreement further provides that the Company will make the following initial equity grants to Mr. Peters pursuant to the LTIP: (i) an award of restricted stock with a grant date fair value equal to $500,000 (which will vest in one-third increments on each of the first three anniversaries of his commencement date, subject to continued employment through each vesting date) and (ii) nonqualified stock options with a grant date fair value equal to $500,000 determined by the Company using the Black Scholes pricing method (which will vest and become exercisable in one-third increments on each of the first three anniversaries of his commencement date, subject to continued employment through each vesting date).

The Employment Agreement provides that in the event the Company terminates Mr. Peters’s employment without “cause” or Mr. Peters terminates his employment for “good reason” (each as defined in the Employment Agreement), and subject to his execution of a release of claims, Mr. Peters will receive: (i) an amount equal to two (2) times the sum of his (x) base salary plus (y) target annual bonus, which will be payable in equal installments, generally over a period of two (2) years following the date the release of claims becomes irrevocable; (ii) if earned, an annual bonus for the year in which the termination of employment occurs based on actual performance for the year, prorated to reflect the portion of the year prior to his termination of employment; (iii) a lump sum payment equal to the cost for eighteen (18) months’ continuation of group health plan coverage as of the date of termination of employment; and (iv) accelerated vesting of any then-outstanding restricted stock awards and stock options that would have vested and become exercisable, as applicable, assuming he remained employed by the Company for a period of two (2) years following the date of termination of employment.  The Employment Agreement also subjects Mr. Peters to certain confidentiality obligations and certain noncompetition, noninterference and nonsolicitation restrictions for a period of twelve (12) months’ post-employment.

The foregoing description of the Employment Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also on October 3, 2019, the Company announced that the Company and Bryan Everett, Chief Operating Officer of the Company, have mutually agreed that Mr. Everett will cease to serve in that role and will be terminating employment with the Company on October 11, 2019. Mr. Everett and the Company have entered into a separation agreement providing for a release of claims and severance payments and benefits governed by Mr. Everett’s employment agreement with the Company.  On October 2, 2019, the Company also entered into a consulting agreement with Mr. Everett (the “consulting agreement”), pursuant to which Mr. Everett will provide consulting services to the Company for the principal purpose of assisting in the orderly transition of his previous role and responsibilities. Under the terms of the consulting agreement, Mr. Everett will provide such consulting services to the Company, commencing on October 14 for a two month period, up to ten hours per week.  Pursuant to the consulting agreement, the Company will pay the consultant $37,500 per month in connection with such consulting services. The consulting agreement will terminate automatically at the end of the two-month term.

The foregoing descriptions of the separation agreement and the consulting agreement are not complete and are qualified in their entirety by the full text of the separation agreement filed as Exhibit 10.2 hereto and the consulting agreement filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On October 3, 2019, the Company issued a press release relating to the announcement described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement dated October 2, 2019 by and between Rite Aid Corporation and James Peters.
10.2	Separation Agreement dated October 2, 2019 by and between Rite Aid Corporation and Bryan Everett.
10.3	Consulting Agreement dated October 2, 2019 by and between Rite Aid Corporation and Bryan Everett.
99.1	Press Release dated October 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 3, 2019	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Executive Vice President, General Counsel

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